Exhibit 11

                          PIPER JAFFRAY COMPANIES INC.

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)

                                                Year Ended September 30,
                                        ----------------------------------------
                                            1997          1996          1995
                                        ------------  ------------  ------------
PRIMARY NET INCOME (LOSS) PER SHARE:

Net income (loss)                         $     954     $   7,296     $ (14,118)
                                        ============  ============  ============

Average number of common and common
     equivalent shares outstanding:          18,580        17,953        17,300

     Average common shares outstanding
       Dilutive effect of CSE's:
          Book value plan options               155           175            --
          Executive incentive stock
            options                             524           249            --
                                        ------------  ------------  ------------
                                             19,259        18,377        17,300
                                        ------------  ------------  ------------
Primary net income (loss) per share       $     .05     $     .40     $    (.82)
                                        ============  ============  ============


NET INCOME (LOSS) PER SHARE
     ASSUMING FULL DILUTION:

Net income (loss)                         $     954     $   7,296     $(14,118)
                                        ============  ============  ============

Average number of common and common
     equivalent shares outstanding:          18,580        17,953        17,300

     Average common shares outstanding
       Dilutive effect of CSE's:
          Book value plan options               184           175            --
          Executive incentive stock
            options                             963           249            --
                                        ------------  ------------  ------------
                                             19,727        18,377        17,300
                                        ------------  ------------  ------------
Fully diluted net income (loss)
  per share                               $     .05     $     .40     $    (.82)
                                        ============  ============  ============
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